CONSENT OF INDEPENDENT ACCOUNTANTS
                         ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 033-63807) of Viskase Companies, Inc. of our report dated June 7, 2002 relating to the financial statements of The SAVE Program for Employees of Viskase Corporation, which appears in this Form 11-K.


PricewaterhouseCoopers LLP

Chicago, Illinois
June 28, 2002